UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

Fanatic Fans Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53548 (Commission File Number)	86-0970023 (IRS Employer I.D. No.)

2944 Delta Waters Road, Medford, Oregon 97504
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

INTRODUCTORY COMMENT

This current report on Form 8-K/A amends the current report on Form 8-K originally filed with the Securities and Exchange Commission on July 7, 2014.  The original report disclosed the acquisition by the Registrant of 100% of the ownership interest of WCS Enterprises, LLC, an Oregon limited liability company (“WCS”) together with other disclosures related to the acquisition.  This amendment is for the purpose of filing audited financial statements of WCS and pro forma financial information related to WCS and the Registrant in a combined presentation.  Other than the addition of the financial information described above, the original Form 8-K filing remains unchanged.

ITEM 9.01 Financial Statements.

(a) Financial statements of businesses acquired.

Exhibit 99.1  Audited Financial Statements of WCS Enterprises, LLC

(b) Pro forma financial information.

Exhibit 99.2  Pro Form Financial Information

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fanatic Fans, Inc.

Dated: September 15, 2014	By:	/s/ Joann Cleckner
Joann Cleckner
Chief Financial Officer